Exhibit 99.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-36981, No. 33-91196, No. 333-60665, No. 333-64498, No. 333-69042, No. 333-82194, No. 333-116476, No. 333-120294, No. 333-128363, No. 333-128364, No. 333-141151, and No. 333-148502 of our report dated May 18, 2010 (August 13, 2010 as to the change in operating segments described in Note 15), related to the financial statements of Alliant Techsystems Inc. and subsidiaries (which reports expressed unqualified opinions and included explanatory paragraphs relating to the Company’s changes in its method of accounting for noncontrolling interests for all periods presented, convertible debt instruments that may be settled in cash upon conversion for all periods presented, uncertain tax benefits in the year ended March 31, 2008 and for defined benefit pension and postretirement benefit plans in the year ended March 31, 2008), appearing in this Current Report on Form 8-K dated August 13, 2010.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
August 13, 2010